UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2026

AUDDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40071	45-4257218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1680 38th Street, Suite 130
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 219-9771

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	AUUD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Background; Pending Merger Agreement and Interim Bridge Funding for Target Companies

As previously disclosed, on February 17, 2026, Auddia Inc., a Delaware corporation (“Auddia”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with (among others) McCarthy Finney, Inc. (“McCarthy Finney” or “Holdco”), and Thramann Holdings, LLC (“Thramann Holdings”).

Thramann Holdings is a privately held holding company that controls three early stage AI-native operating companies founded by Dr. Jeffrey Thramann: (i) LT350, LLC (“LT350”), (ii) Influence Healthcare, LLC (“Influence”), and (iii) Voyex, LLC (“Voyex”). Dr. Thramann is a serial entrepreneur and inventor, and also the current CEO and Executive Chairman of Auddia.

Upon the closing of the merger (“Merger”) contemplated by the Merger Agreement, Thramann Holdings, LT350, Influence and Voyex (each a “Target Company”) and Auddia would become subsidiaries of McCarthy Finney. McCarthy Finney will become a publicly traded holding company, and McCarthy Finney common stock would trade publicly under the ticker symbol MCFN.

The closing of the Merger under the Merger Agreement is subject to a number of closing conditions, including the approval of the Merger by the stockholders of Auddia.

On July 17, 2026, Auddia entered into a senior unsecured bridge note (each a “Bridge Note”) with each of Thramann Holdings, LT350, Influence, and Voyex. The purpose of the Bridge Notes is to provide a limited amount of interim funding and working capital to the Target Companies while the Merger Agreement is still pending.

The Bridge Notes were reviewed and approved by a Auddia’s special committee of independent and disinterested directors (the “Special Committee”) and Audit Committee.

The maximum amount to be funded by Auddia under each of the Bridge Notes is up to (i) $360,000 for Thramann Holdings, (ii) $400,000 for LT350; (iii) $590,000 for Influence Healthcare; and (iv) $50,000 for Voyex. Amounts will be funded in tranches as mutually agreed to by the parties. Any advance in excess of $50,000 will require approval of the Auddia’s Audit Committee. No further amounts will be funded if the pending Merger Agreement is terminated.

Amendment to the Bridge Notes

On October 16, 2026, the terms of the Bridge Notes were amended. Under this amendment, the maximum amount to be funded by Auddia under each of the Bridge Notes was increased to (i) up to $420,000 for Thramann Holdings, (ii) up to $1,900,000 for LT350; (iii) up to $900,000 for Influence Healthcare; and (iv) up to $85,000 for Voyex.

Except as described above, each of the Bridge Notes otherwise remains in full force and effect in accordance with its existing terms.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

Exhibit Number	Description
10.1	Amendment to Senior Unsecured Bridge Notes dated October 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDDIA INC.

October 22, 2026	By:	/s/ John E. Mahoney
John E. Mahoney
Chief Financial Officer

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